UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2022

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2022, the Board of Directors (the “Board”) of Starbucks Corporation (the “Company” or “Starbucks”) approved the appointment of Laxman Narasimhan as chief executive officer-elect of the Company, reporting to our interim chief executive officer. In connection with the appointment, Mr. Narasimhan received an offer letter, which includes a statement of employment terms that Mr. Narasimhan and the Company executed on September 1, 2022 (the “Offer Letter”).

Mr. Narasimhan will serve as an executive officer of the Company beginning on his start date, which is expected to be October 1, 2022. The Offer Letter provides that on or before April 1, 2023, Mr. Narasimhan will be appointed chief executive officer of the Company, reporting to the Board. Upon elevation to chief executive officer, Mr. Narasimhan will also be appointed to the Board and will be nominated for election to the Board at the following meetings of Company shareholders.

Mr. Narasimhan, age 55, currently serves as Chief Executive Officer of Reckitt Benckiser Group Plc (“Reckitt”), a FTSE 12 listed British multinational consumer health, hygiene and nutrition company. He has served in this role since September 2019. Prior to joining Reckitt, Mr. Narasimhan held various roles at PepsiCo from 2012 to 2019. He served as PepsiCo’s Group Chief Commercial Officer until July 2019, and prior to that beginning in 2012 served as Chief Executive Officer - Latin America, Europe and Sub-Saharan Africa, Chief Executive Officer - Latin America, and Chief Financial Officer of PepsiCo Americas Foods. Prior to joining PepsiCo, Mr. Narasimhan spent 19 years at McKinsey & Company, where he focused on its consumer, retail and technology practices in the U.S., Asia and India. Mr. Narasimhan is a trustee of the Brookings Institution and a member of the Council on Foreign Relations. Mr. Narasimhan holds a degree in Mechanical Engineering from the College of Engineering, University of Pune, India. He has an MA in German and International Studies from The Lauder Institute at The University of Pennsylvania and an MBA in Finance from The Wharton School of The University of Pennsylvania.

During Mr. Narasimhan’s employment with the Company, he will receive an initial base salary of $1,300,000 per year, and an annual cash incentive target opportunity equal to 200% of base salary. Commencing in the Company’s fiscal year 2023, Mr. Narasimhan will be eligible to receive annual equity awards with a target value of $13,600,000, pursuant to the terms of the Company’s shareholder approved equity plans.

In connection with his appointment as chief executive officer-elect, Mr. Narasimhan will receive a cash signing bonus of $1,600,000, in consideration for cash incentive opportunities that are being forfeited from his current employer. Mr. Narasimhan will also receive a replacement equity grant with a target value of $9,250,000 in respect of certain equity awards of his current employer that will be forfeited upon his joining the Company. The replacement grant will consist of 60% performance-based restricted stock units (“PRSUs”) and 40% time-based restricted stock units (“RSUs”).

Upon certain qualifying terminations, or if Mr. Narasimhan is not appointed chief executive officer of the Company by April 1, 2023 (or later mutually agreed upon date) and he resigns from employment with the Company in April 2023, then he will receive $7,800,000 and a pro-rata portion of his fiscal year 2023 annual incentive target opportunity, subject to execution of a release of claims against the Company. Following April 1, 2023, Mr. Narasimhan is expected to participate in any generally applicable severance plan.

If the Company determines that Mr. Narasimhan will not commence employment with the Company on the start date, other than due to his Misconduct, he will receive the severance payments described above and $9,250,000 in lieu of the replacement equity grant. On certain voluntary terminations occurring within twelve months of the start date, Mr. Narasimhan will be required to repay the Company the cash signing bonus on an after-tax basis and he will forfeit the replacement equity grant and any other equity-based grants.

Mr. Narasimhan will also be subject to the Company’s restrictive covenants agreement, which includes restrictions relating to noncompetition and non-solicitation for eighteen months after the termination date and protection of confidential information. Mr. Narasimhan will be eligible to participate in the employee benefit plans and programs provided by the Company to other senior executives, will be reimbursed up to fifty thousand dollars for legal fees incurred in relation to entry into the Offer Letter, and will be eligible to use Company aircraft for business-related travel in accordance with the Company’s travel policy. Mr. Narasimhan will be covered by any Company indemnification policy and D&O insurance policies.

The description of the Offer Letter in this Item 5.02 is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Narasimhan and any other person pursuant to which Mr. Narasimhan was selected as an officer or director. There are no family relationships between Mr. Narasimhan and any of our directors or executive officers. Mr. Narasimhan has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

A copy of the Company’s press release relating to the announcement described in Item 5.02, dated September 1, 2022, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated September 1, 2022.

99.1	Press release dated September 1, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
Dated: September 1, 2022

	By:	/s/ Zabrina Jenkins
Zabrina Jenkins
acting executive vice president and general counsel